SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))

☒  Definitive Information Statement

VIPER POWERSPORTS INC.
(Name of Registrant as Specified In Its Charter)

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VIPER POWERSPORTS INC.
2458 West Tech Lane
Auburn, AL 36832

October 14, 2011

Dear Shareholder:

This Information Statement is being furnished on or about October 14, 2011 to shareholders of record of Viper Powersports Inc., a Nevada corporation (the “Company”)  holding  shares of our common stock as of the close of business day on September 30, 2011 (the “Record Date”).  The purpose of this Information Statement is to notify our shareholders that as of September 30, 2011, we received written consent from certain of our shareholders holding 13,416,173  shares of  our Common Stock, representing approximately 57.7% of the then total issued and outstanding Common Stock, to adopt and approve an amendment to the Company’s Articles of Incorporation increasing our authorized Common Stock to 100,000,000 shares.

The enclosed Information Statement is being furnished to you in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C, to inform you that this corporate action has been approved by certain holders of a majority of the outstanding shares of voting stock of the Company, and will not be submitted to the other shareholders of the Company for a vote.  Accordingly, our Board of Directors is not soliciting your proxy in connection with the adoption of this Amendment to our Articles of Incorporation, and proxies are not being requested from shareholders. This corporate action will become effective upon the filing of articles of amendment to our articles of incorporation with the office of the Secretary of State of Nevada, which filing will not occur until at least twenty (20) days after the date of the mailing of this Information Statement to our shareholders.  You are urged to read the Information Statement in its entirety for a description of this corporate action being taken by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE CORPORATE ACTION DESCRIBED HEREIN.  THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE CORPORATE ACTION DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING  REGULATION 14C.

Sincerely,

/s/ John R. Silseth
John R. Silseth, Chief Executive Officer

VIPER POWERSPORTS INC.

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

NO VOTE OR OTHER ACTION OF THE COMPANY’ S SHAREHOLDERS IS REQUIRED IN CONNECTION
WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS
ON OR ABOUT OCTOBER 14, 2011

The enclosed Information Statement is being furnished to you as a shareholder of Viper Powersports Inc. (the “Company,” “our”, “we” or “us”) to inform you that as of September 30, 2011, the following action was approved and adopted by Written Consent by the holders (“Consenting Shareholders”) of 13,416,173 shares, par value $0.001, of the common stock (“Common Stock”) of the Company, which represents approximately 57.7% of the total outstanding voting shares of the Company as of September 30, 2011 (the “Record Date”):

To authorize an Amendment to the Company’s Articles of Incorporation increasing the authorized  Common Stock of the Company to 100,000,000 shares, $.001 par value per share,  which Amendment has been approved unanimously by the Board of Directors of the Company and by Written Consent of the shareholders.  Under Section 78.320(2) of Nevada Revised Statutes (NRS), any action that can be taken at a meeting of shareholders may be taken without a meeting, and without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, voted to consent to such action in writing.  Each shareholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the shareholders. Because shareholders holding at least a majority of the voting rights of the Company’s outstanding voting stock have voted in favor of this Amendment to our Articles of Incorporation and have sufficient voting power to approve such corporate action through their ownership of Common Stock, no other shareholder consents or approval will be solicited in connection with the corporate action described in this Information Statement. The resolutions will not become effective before the date which is twenty (20) days after this Information Statement was first mailed to shareholders.  You are urged to read this Information Statement in its entirety for a description of this corporate action to be taken by the Company.   No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights under Nevada corporate laws are afforded to the Company’s shareholders as a result of the adoption of these resolutions.

Our present Article governing authorized capital stock of the Company shall be deleted in whole and replaced by the following Amendment to our Articles of Incorporation:

“ The capital stock of this corporation shall consist of 120,000,000 shares,  which includes 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share,  with the Board of Directors having the discretion to issue preferred shares in one or more series or classes and further in their discretion being able to fix and determine the designations, rights, preferences, voting status and power, dividends or other terms of each class or series of preferred stock.”

The effect of this Amendment is to increase our authorized common stock from 25,000,000 shares to 100,000,000 shares.  Our authorized preferred stock remains the same 20,000,000 shares as before the Amendment.   This increase in our common shares will not have any immediate effect on the rights of existing shareholders, since the adoption of this Amendment will not of itself without further action of our Board of Directors cause or result in any changes in our current capital accounts or outstanding common stock.  In the future, however, our Board of Directors in their sole discretion will have without further shareholder approval the right to issue all increased authorized common stock.  To the extent that additional authorized common shares are issued in the future, the percentage equity ownership of existing shareholders will be decreased.   Moreover, depending upon the price at which they are issued, any such additional issuance of common shares could be dilutive to existing shareholders.  This increase in our authorized capital stock structure also could delay or prevent a change of control of the Company without involvement of our shareholders.  For example, these additional authorized common shares could be used by us to dilute the stock ownership or voting rights of a person seeking to gain control of the Company.

Reasons for Amendment to Articles of Incorporation
Our current Articles of Incorporation only authorize 25,000,000 common shares.  Our Board of Directors decided that we need this increase to 100,000,000 authorized common shares (i) to reserve enough common shares for potential issuances for all outstanding stock purchase warrants and outstanding convertible securities, and (ii) to provide for future corporate business flexibility including financing activities, without the requirement of further shareholder action.  Potential uses of these additional authorized common shares may include public or private stock offerings, additional reservations for future warrants or convertible securities, and acquisition or business combination transactions.  Except for common shares reserved for outstanding warrants and convertible securities, there are no current plans regarding future uses of these increased authorized common shares.

Costs of Information Statement
The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to any beneficial owners of the Company’s Common Stock.

Interests of Certain Persons
The Company’s directors and officers and any of their associates and affiliates do not have any substantial interest in this corporate action taken by the Consenting Shareholders by Written Consent.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth as of the record date of September 30, 2011, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and principal officer of the Company; and (iii) all  such officers and directors as a group.   Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission.   Each person indicated has sole voting and investment power with respect to their shares of common stock.  Unless otherwise indicated, the business address of each person listed is 2458 West Tech Lane, Auburn, AL 36832.

Name of Owner	Shares Owned	Percentage of Ownership

John R. Silseth, CEO and Director	3,613,257	15.55%
Timothy C. Kling, CFO	200,000	0.86%
Robert O. Knutson, Director	182,356	0.78%
Robert Van Den Berg, Director	183,843	0.79%
David Palmlund, Principal Shareholder	1,340,805	5.77%
Officers and directors as a group(4 persons)	4,179,456	17.98%

Financial and Other Information
The Company has filed its Annual Report on Form 10-K for its fiscal year ended December 31, 2010 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 and certain Current Reports during 2011 on Form 8-K.   These reports contain financial statements and other related information about the Company. These periodic reports and other information we have filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains such periodic reports and other information about issuers like the Company who file electronically with the SEC. The address of that Web site is www.sec.gov. Copies of these documents may also be obtained by writing to the attention of our Chief Financial Officer at Viper Powersports Inc., 2458 West Tech Lane, Auburn, AL 36832.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

John R. Silseth, CEO
Viper Powersports Inc
2458 West Tech Lane
Auburn, AL 36832
Phone: (334) 887-4445

Viper Powersports Inc.

By /s/ John R. Silseth
John R. Silseth, CEO

October 14, 2011